                                                                    EXHIBIT 1.1

                           KIMBERLY-CLARK CORPORATION

                                ---------------

                             UNDERWRITING AGREEMENT

Kimberly-Clark Corporation
P.O. Box 619100
DFW Airport Station
Dallas, Texas 75261-9100

                                                                          , 198

Dear Sirs:

     The underwriter or underwriters named in Schedule I hereto (the "Underwriters"), acting through the firm or firms named in Schedule I-A hereto as representatives (the "Representatives"), understand that Kimberly-Clark Corporation, a Delaware corporation (the "Company"), proposes to issue and sell
$       aggregate principal amount of the Company's debt securities designated in Schedule II hereto (the "Designated Securities"), registered on Registration Statement No. 2- under the Securities Act of 1933, as amended. The Designated Securities are to be issued under the indenture designated in Schedule II hereto (the "Indenture"), between the Company and the trustee designated in such Schedule II. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of such Designated Securities set forth opposite the name of such Underwriter in such Schedule I [less, with respect to each such Underwriter, the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, determined, in accordance with the provisions of Section 3 of the Kimberly-Clark Corporation Underwriting Agreement General Terms and Conditions referred to below, to be attributable to such Underwriter]* at the Purchase Price to Underwriters set forth in Schedule II hereto. If the firm or firms named in Schedule I-A hereto include only the firm or firms named as Underwriters in Schedule I hereto, the terms "Underwriters" and "Representatives" shall each be deemed to refer to such firm or firms.

     The Underwriters will pay for such Designated Securities [(less any Designated Securities sold pursuant to Delayed Delivery Contracts)]* upon delivery thereof at the Closing Location and on the Date and Time of Delivery set forth in Schedule II hereto.

     The Designated Securities shall have the terms set forth in Schedule II hereto.

     [The commission to be paid to the Underwriters in respect of Designated Securities purchased pursuant to Delayed Delivery Contracts arranged by the Underwriters shall be an amount equal to the percentage of the principal amount thereof set forth under the caption "Delayed Delivery" in Schedule II hereto.]*

         Unless otherwise provided herein, all the provisions contained in the document entitled Kimberly-Clark Corporation Underwriting Agreement General Terms and Conditions, a copy of which was filed as an exhibit to the aforesaid Registration Statement, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.


-------------
*    To be added only if Delayed Delivery Contracts are contemplated.

     Please confirm your agreement by (i) having an authorized officer sign a copy of this Agreement in the space set forth below, (ii) returning the signed copy to us and (iii), in addition, having an authorized officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

          "We have entered into the Underwriting Agreement dated [ insert date ] relating to the Designated Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                     Very truly yours,

                                     [Signature of Underwriter or Underwriters]

                                                     OR

                                     [Name of Representatives]

                                     [By
                                        -------------------------------------
                                        Acting severally on behalf of [itself]
                                        [themselves] and the several
                                        Underwriters named above]

Accepted:

Kimberly-Clark Corporation

By
   ----------------------------
       Authorized Officer

                                   SCHEDULE I

                                                       Principal Amount of
                                                      Designated Securities
         Underwriter                                     to be Purchased
         -----------                                  ---------------------
                                                      $


                                                       Principal Amount of
                                                      Designated Securities
         Underwriter                                     to be Purchased
         -----------                                  ---------------------
                                                      $






                                                      ---------------------
         Total.....................................   $
                                                      =====================


                                  SCHEDULE I-A

                               REPRESENTATIVE(S)

                                   SCHEDULE II

Indenture:

Trustee:

Title of Designated Securities:

Aggregate principal amount

Initial Offering Price to Public:

Purchase Price to Underwriters:
     % of the principal amount of the
     Designated Securities, plus accrued
     interest from to the Time of Delivery

Maturity:

Interest Rate:

Interest Payment Dates:

Redemption Provisions:

Sinking Fund Provisions:

Date and Time of Delivery:

Closing Location:

Funds for Payment of Purchase Price:

Delayed Delivery:
          Underwriters' commission shall be   %
     of the principal amount of Designated
     Securities for which Delayed Delivery
     Contracts have been entered into and the check given in payment of such commission shall be drawn to the order of:
          Maximum aggregate Principal Amount
     of Designated Securities to be offered
     and sold pursuant to Delayed Delivery
     Contracts: $

Name and Address for purposes of Section 12:

[Other Terms]:

                           KIMBERLY-CLARK CORPORATION

                                 ---------------

                                 DEBT SECURITIES

               Underwriting Agreement General Terms and Conditions

     Kimberly-Clark Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities (the "Securities") registered under the Securities Act of 1933, as amended (the "Act"), as set forth in Section 2. The Securities are to be issued in one or more series under one or more indentures between the Company and such banking institutions, as trustees, as, in the case of any such indenture or any such trustee, is designated in Schedule II to the Underwriting Agreement (as defined below) relating to any such series (each indenture and trustee so designated with respect to any such series being hereinafter referred to as the "Indenture" and the "Trustee", respectively).

     From time to time, the Company may enter into one or more underwriting agreements that provide for the sale of the Securities specified in Schedule II to such underwriting agreement to the underwriter or several underwriters named in Schedule I to such underwriting agreement (the "Underwriters"). The general terms and conditions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement.

     1. The Company proposes to issue and sell the Securities in one or more series, which series may vary as to their terms (including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements), all of such terms for any particular series being determined at the time of sale. All or a portion of particular series of the Securities will be purchased by the Underwriters for resale upon terms of offering determined at the time of sale. The Securities so to be purchased in any such offering are hereinafter referred to as the "Designated Securities", and any firm or firms named in Schedule I-A to this Agreement as acting as representatives of such Underwriters are hereinafter referred to as the "Representatives". If the firm or firms named in Schedule I-A to this Agreement include only the firm or firms named in Schedule I hereto, the terms "Underwriters" and "Representatives" shall each be deemed to refer to such firm or firms. The term "Underwriters' Securities" means Designated Securities other than Contract Securities. The term "Contract Securities" means Designated Securities, if any, to be purchased pursuant to Delayed Delivery Contracts (as defined in Section 3 hereof) below.

     The obligations of the Underwriters under this Agreement are several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Act, in the form heretofore delivered or hereafter to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference therein on or prior to the date of this Agreement, to the Representatives for each of the other Underwriters; such registration statement, including all exhibits thereto but excluding Form T-1, and the prospectus included in such registration statement, each as amended at the date of this Agreement, being hereinafter called the "Registration Statement" and the "Basic Prospectus", respectively. As used in this Agreement, "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Designated Securities in the definitive form filed or to be filed pursuant to Rule 424 under the Act; and "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the

     Designated Securities. Any reference herein to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein pursuant to the applicable form under the Act; and any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents or portions thereof filed after the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and

          (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements thereto, when they become effective or are filed with the Commission, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; the Registration Statement and the Basic Prospectus, on the effective date of the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and any amendments or supplements thereto, when they become effective or are filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph (b) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

     3. Upon authorization by the Representatives of the release of the Underwriters' Securities, the several Underwriters propose to offer the Underwriters' Securities for sale upon the terms and conditions set forth in the Prospectus.

     The Company may specify in Schedule II to this Agreement that the Underwriters are authorized to solicit offers to purchase Designated Securities, in the maximum aggregate principal amount specified in such Schedule II, from the Company pursuant to delayed delivery contracts (herein called "Delayed Delivery Contracts"), substantially in the form of Annex I attached hereto but with such changes therein as the Representatives and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representatives, for the accounts of the Underwriters, at the Time of Delivery (as defined in Section 4 hereof), a commission in the amount set forth in such
Schedule II. Delayed Delivery Contracts, if any, are to be with institutional investors of the types approved by the Company and set forth in the Prospectus and subject to other conditions therein set forth. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.

     The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to this Agreement shall be, in each case, the principal amount of Contract Securities which the Company has been advised by the Representatives has been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under this Agreement bears to the total principal amount of the Designated Securities (rounded as the Representatives may determine to the nearest $1,000 principal amount). The total principal amount of Underwriters' Securities to be purchased by all the Underwriters pursuant to this Agreement shall be the total principal amount of Designated Securities set forth in
Schedule I to this Agreement less the principal amount of the Contract Securities. The Company will deliver to the Representatives not later than 3:30 p.m., New York time, on the third business day preceding the Time of Delivery (or such other time and date as the Representatives and the Company may agree upon in writing) a written notice setting forth the principal amount of Contract Securities.

     4. Underwriters' Securities to be purchased by each Underwriter pursuant to this Agreement, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in the funds specified in Schedule II to this Agreement, all at the place and time and date specified in such Schedule II or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery".

     Concurrently with the delivery of and payment for the Underwriters' Securities, the Company will deliver to Representatives for the accounts of the Underwriters a check payable to the order of the party designated in Schedule II to this Agreement in the amount of the compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in
Section 3 hereof and in such Schedule II.

     5. The Company agrees with each of the Underwriters of the Designated
Securities:

          (a) To make no amendment or supplement to the Registration Statement or Prospectus after the execution of this Agreement and prior to the Time of Delivery without furnishing prior thereto a copy of each such amendment or supplement to the Representatives; to advise the Representatives promptly of any such amendment or supplement after the Time of Delivery, to furnish the Representatives with copies of any such amendment or supplement after the Time of Delivery and to file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has become effective or when any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any supplement thereto or any amended Prospectus, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any supplement thereto or any amended Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the

     Representatives and upon the request of the Representatives so to amend or supplement the Prospectus or file such document, as the case may be, and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To make generally available to its security holders not later than eighteen months after the date of this Agreement an earning statement of the Company and its subsidiaries (which need not be audited) complying with
     Section 11 (a) of the Act and covering a period of at least twelve consecutive months beginning after the date of this Agreement; and

          (e) During the period beginning on the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Designated Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Designated Securities, without the prior written consent of the Representatives.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, the Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities;
(iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Securities; (vi) the cost of preparing certificates for the Designated Securities; (vii) the fees and expenses of the Trustee under the Indenture and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Designated Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of the Designated Securities hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

          (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the date of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Delayed Delivery Contracts, if any, the Registration Statement, the Prospectus, and such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) The General Counsel of the Company shall have furnished to the Representatives his written opinion, dated the date of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Prospectus as amended or supplemented, if applicable;

               (ii) To the best of such counsel's knowledge there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or any of its properties required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus as amended or supplemented, if applicable; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented, if applicable, or required to be described in the Registration Statement or the Prospectus as amended or supplemented, if applicable, which are not filed or incorporated by reference or described as required,

               (iii) This Agreement and all Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

               (iv) The Designated Securities have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, in the case of the Underwriters' Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' -rights and to general equity principles; and the Designated Securities and the Indenture conform in all material respects to the description thereof in the Prospectus as amended or supplemented, if applicable;

               (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

               (vi) The issuance and sale of the Designated Securities and the compliance by the Company with the provisions of the Designated Securities, the Indenture, each of the Delayed Delivery Contracts, if any, and this Agreement and the consummation of the transactions relating to the Designated Securities contemplated herein and therein will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument in respect of indebtedness for money borrowed known to such counsel to which the Company is a party or by which the Company is bound or, to the knowledge of such counsel, any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the knowledge of such counsel, any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issuance and sale by the Company of the Designated Securities or the consummation of the transactions relating to the Designated Securities contemplated by this Agreement or the Indenture or any of such Delayed Delivery Contracts, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

               (vii) The documents or portions thereof, if any, incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

               (viii) The Registration Statement and the Prospectus as amended or supplemented, if applicable, (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented, if applicable (except as to the matters specified in the last clause of subparagraph (iv) of this paragraph (c)), nothing has come to the attention of such counsel that causes such counsel to believe that either the Registration Statement or the Prospectus as amended or supplemented, if applicable, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in fight of the circumstances under which they were made, not misleading;

          (d) At the Time of Delivery, Deloitte Haskins & Sells shall have furnished to the Representatives a letter or letters, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex II hereto;

          (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest financial statements contained in the Prospectus any loss or interference material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which will result in a material adverse change, in the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise (in any such case described in clause (i) or (ii) hereof) than as set forth or contemplated in the Prospectus, the effect of which (in any such case described in clause (i) or (ii) hereof) is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

          (f) Subsequent to the execution of this Agreement, there shall not have occurred any downgrading in any rating accorded to the Company's senior debt securities by Moody's Investor Service Inc. or Standard & Poors Corporation; provided, however, that this paragraph (f) shall not apply to either of such rating agencies which shall have notified the Representatives of the rating of the Designated Securities prior to the execution of this Agreement;

          (g) Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date of this Agreement, of a national emergency or war, the effect of which (in any such case described in clause (i), (ii) or (iii) hereof) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

          (h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery one or more certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in paragraph (a) and clauses (i) and (ii) of paragraph (e) of this Section 7, with the certificate based upon knowledge or belief as to proceedings initiated or threatened referred to in such paragraph (a) and as to the matters referred to in clauses (i) and
     (ii) of such paragraph (e).

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and provided, further, that such indemnity with respect to the Registration Statement or any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Designated Securities which are the subject thereof if such person did not receive a copy of the Prospectus or the Prospectus as amended or supplemented (excluding documents incorporated by reference) at or prior to the confirmation of the sale of the Designated Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Registration Statement or any such Preliminary Prospectus was corrected in the Prospectus or the Prospectus as amended or supplemented.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Underwriters' Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters' Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Underwriters' Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Underwriters' Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Underwriters' Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Underwriters' Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Underwriters' Securities of a defaulting Underwriter or Underwriters by the Representatives, by the Company, or by both, as the case may be, as provided in subsection (a) above, the aggregate principal amount of such Underwriters' Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Designated Securities, then the Company shall have the right to require each nondefaulting Underwriter to purchase the principal amount of Underwriters' Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under this Agreement) of the Underwriters' Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Underwriters' Securities of a defaulting Underwriter or Underwriters by the Representatives, by the Company, or by both, as the case may be, as provided in subsection (a) above, the aggregate principal amount of Underwriters' Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Underwriters' Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 6 and Section 8 hereof; but, if for any other reason Underwriters' Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Designated Securities except as provided in Section 6 and Section 8 hereof.

     12. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to the Representatives in care of the firm and at the address specified in Schedule II to this Agreement and if to the Company shall be sufficient in all respects if delivered or sent by registered mad to the address of the Company set forth on the facing page of the Registration Statement,
Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8 (c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire delivered to the Company.

     13. This Agreement shall be binding upon, and inure solely to the benefit Of, the Underwriters, the Company and, to the extent provided in Section 8 and
Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement.

     15. This Agreement shall be construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                                         ANNEX I

                            DELAYED DELIVERY CONTRACT

KIMBERLY-CLARK CORPORATION
c/o

                                                                           , 198

     Attention:

Dear Sirs:

     The undersigned hereby agrees to purchase from Kimberly-Clark Corporation (hereinafter called the "Company"), and the Company agrees to sell to the undersigned,

                                       $

principal amount of the Company's [Title of Designated Securities] (hereinafter called the "Designated Securities"), offered by the Company's Prospectus dated
     , 198  [as amended or supplemented], receipt of a copy of which is hereby
acknowledged, at a purchase price of    % of the principal amount thereof, plus
accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract.

     [The undersigned will purchase the Designated Securities from the Company
on      , 198 (the "Delivery Date") and interest on the Designated Securities so
purchased will accrue from        , 198.]

     [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

                                              PRINCIPAL        DATE FROM WHICH
               DELIVERY DATE                   AMOUNT          INTEREST ACCRUES
               -------------                  ---------        ----------------
                    , 198                     $                        , 198
                    , 198                     $                        , 198



Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".]

     Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in Clearing House funds at the office of
   ,    ,    , or by wire transfer to a bank account specified by the Company, on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (a) the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (b) the
Company, on or before    , 198, shall have sold to the several Underwriters,
pursuant to the Underwriting Agreement dated      , 198 with the Company an
aggregate principal amount of Designated Securities equal to minus the aggregate principal amount of Designated Securities to be covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the Opinion or Opinions of Counsel for the Company delivered to the Underwriters in connection therewith.

     The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company's sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

                                  Yours very truly,

                                            ---------------------------------

                                            By
                                              -------------------------------
                                                    (Signature)

                                              -------------------------------
                                                  (Name and Title)

                                              -------------------------------
                                                     (Address)

Accepted,         ,198

KIMBERLY-CLARK CORPORATION

By
  -----------------------------
                        (Title)

                                                                        ANNEX II

     At the Time of Delivery, Deloitte Haskins & Sells shall have furnished to the Representatives a letter or letters, dated the date of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the information, if any, with respect to them required to be given in response to Item 10 of Form S-3 and set forth in the Prospectus is correct;

          (ii) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus or any amendment or supplement thereto prior to the date of such letter comply as to form in all material respects with the applicable accounting requirements of [the Act or] the Exchange Act [, as applicable,] and the published rules and regulations thereunder;

          (iii) On the basis of having carried out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth below, including a reading of the unaudited financial statements and schedules and other information referred to below, a reading of the latest interim financial statements made available by the Company, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and Finance Committee of the Company since December 31, 198[] [date of last audited financial statements], inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               [(A) the unaudited financial statements included or incorporated by reference in the Prospectus or any amendment or supplement thereto prior to the date of such letter, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder as they relate to Form 10-Q or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 198[ ] (the "Annual Report");]

               [(B) the unaudited information with respect to the Company's consolidated financial position and consolidated results of operations as of and for the [three] [six] [nine] months ended [March 31] [June 30] [September 30], 198[ ] and 198[ ] included in the Prospectus or
          any such amendment or supplement thereto under the caption "      "
          does not agree with the corresponding amounts in the unaudited consolidated financial statements referred to in Clause (A) or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Annual Report;]

               [(C) the internal unaudited financial statements for the
          month[s] ended      , 198[ ] and 198[ ], which were not included in
          the Prospectus or any such amendment or supplement thereto but from which were derived certain unaudited financial information included in the Prospectus or any such amendment or supplement thereto in text
          under the caption "     ',are not stated on a basis substantially
          consistent with that of the audited financial statements included in the Prospectus;]

               [(D) certain unaudited financial information included in the Prospectus or any such amendment or supplement thereto in text under
          the caption "        " does not agree with the corresponding amounts
          in the internal unaudited financial statements referred to in

          Clause (C) or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Prospectus or any such amendment or supplement thereto;

               (E) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis, or any decreases in consolidated net current assets or consolidated net assets of the Company and its subsidiaries, in each case as compared with amounts shown in the balance sheet of
          the Company and its subsidiaries as of     , 198[ ] [date of last Form
          10-Q financial statements included or incorporated by reference in the Prospectus or any such amendment or supplement thereto] included or incorporated by reference in the Prospectus or any such amendment or supplement thereto, except in each case for changes or decreases which the Prospectus or any such amendment or supplement thereto discloses have occurred or may occur and/or which are described in such letter, and

               (F) for the period from         , 198[ ] [date of last Form 10-Q
          financial statements included or incorporated by reference in the Prospectus or any such amendment or supplement thereto] to such specified date there were any decreases in consolidated net sales, income before income taxes or the total or per share amounts of net income, in each case as compared with the comparable period of the preceding year, except in each case for decreases which the Prospectus or any such amendment or supplement thereto discloses have occurred or may occur and/or which are described in such letter; and

          (iv) In addition, they have performed certain specified procedures, not constituting an audit, with respect to certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) which appear in the Prospectus or any such amendment or supplement thereto, (excluding documents incorporated by reference) [and in Exhibit[s] 12 [and ] to the Registration Statement], in the Annual Report and Exhibit[s] [and ] thereto, and in the Company's Quarterly Report[s] for the quarter[s] ended [March 31] [and] [,] [June 30] [and September 30], 198[ ] and Exhibit[s] [and ] thereto, and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, excluding any questions of legal interpretation.


                                        2